UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2010
CLINICAL DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-12716 (Commission File Number)	04-2573920 (IRS Employer Identification No.)

One Gateway Center, Suite 702, Newton, Massachusetts (Address of Principal Executive Offices)	02458 (Zip Code)
Registrant’s telephone number, including area code: (617) 527-9933
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On November 29, 2010, Clinical Data, Inc. (“Clinical Data”) and PGxHealth, LLC, a wholly-owned subsidiary of Clinical Data (“PGxHealth” and collectively with Clinical Data, the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Transgenomic, Inc. (“Transgenomic”) pursuant to which the Company agreed to sell all of the assets associated with the Company’s FAMILION® Testing and Pharmacogenomics Biomarker Development Business (the “Assets”) to Transgenomic (the “Transaction”). Following the closing of the Transaction (the “Closing”), the Company will cease operating its FAMILION® Testing and Pharmacogenomics Biomarker Development Business.
     Pursuant to the terms of the Purchase Agreement, the Company will receive the following consideration: (i) $6,000,000 in cash, (ii) a secured promissory note (the “First Note”) issued by Transgenomic in principal amount of $8.5 million plus up to an additional principal amount of approximately $0.3 million, (iii) a secured promissory note (the “Second Note”) in principal amount of $0.93 million, (iv) additional payments of cash, estimated by the Company to be as high as $1.8 million, based on Transgenomic’s collection of accounts receivable included in the Assets, (v) two additional payments of $250,000 in cash, or Transgenomic common stock, upon the successful development and commercialization of biomarker assays for any FCGamma gene or any ABCB or MDR gene, (vi) royalty payments based on the amount of reimbursements received by Transgenomic from payors or any sublicencees in connection with the performance of certain biomarker assays included in the Assets (or sales of reagent-assay kits) and (vii) additional consideration upon a subsequent sale or exclusive license to any third party by Transgenomic of certain of the Assets.
     The First Note is a three-year note bearing interest at 10% per annum and is payable in equal quarterly installments commencing on the eighteen-month anniversary of the Closing. The Second Note is a one-year note bearing interest at 6.5% per annum and is payable in equal monthly installments commencing on the one-month anniversary of the Closing. Both the First Note and the Second Note will be secured by a first lien security interest in all of Transgenomic’s assets, including the Assets, pursuant to a Security Agreement between the parties.
     The Closing is subject to, among other things, the continued accuracy of the representations and warranties of the parties contained in the Purchase Agreement, the performance of certain covenants and obligations of the parties, the absence of any material adverse change in the business relating to the Assets, the receipt of certain enumerated third party and government consents, the satisfaction of certain matters relating to the employees of the Company, and Transgenomic raising at least $6,000,000 through the issuance of its equity securities. The conditions to Closing are required to be satisfied, unless waived by the parties, by no later than January 31, 2011, after which date, the Purchase Agreement may be terminated by either party.
     Each of the parties to the Purchase Agreement have made customary representations, warranties and covenants and the Company has agreed to operate the business relating to the Assets in the ordinary course until the Closing. Subject to certain limitations, the Company has agreed to indemnify Transgenomic for losses resulting from breaches or inaccuracies of the Company’s representations and warranties in the Purchase Agreement, the failure of the Company to perform covenants and obligations under the Purchase Agreement and certain other matters.

     Pursuant to the terms of the Purchase Agreement, the parties have agreed to enter into certain other agreements at the Closing, including a Noncompetition and Nonsolicitation Agreement that prohibits the Company from engaging in any activity that is competitive with the business associated with the Assets sold to Transgenomic for a period of three years or from soliciting the employment of Transgenomic’s employees for a period of three years. The Company has also agreed to provide certain transition services to Transgenomic prior to the Closing and to enter into a transition services agreement with Transgenomic relating to services the Company will provide Transgenomic following the Closing. The Company has also agreed to sublease to Transgenomic a portion of the space leased by the Company at its New Haven, Connecticut facility.
     The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The Purchase Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made to and solely for the benefit of each other, and the assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Forward-Looking Statements
     Certain statements in this Current Report on Form 8-K may constitute forward-looking information and statements that are intended to be covered by the safe harbor for forward looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the Company’s expected benefits of, and the ability to consummate, the asset sale to Transgenomic, and the Company’s ability to obtain regulatory approval for, and successfully introduce, vilazodone, Stedivaze and the Company’s other drug candidates; the Company’s ability to expand the Company’s long-term business opportunities; and all other statements regarding future performance. All such information and statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements contained in this Current Report on Form 8-K. These risks and uncertainties include, but are not limited to, whether the Company and Transgenomic will be able to satisfy all closing conditions to the transaction, including the completion of financing arrangements by Transgenomic; whether the Company will realize the full consideration and contingent consideration contemplated by the asset sale to Transgenomic;

whether vilazodone, Stedivaze or any of the Company’s other therapeutic products will advance further in the clinical trials process and whether and when, if at all, vilazodone, Stedivaze or any of the Company’s other therapeutic products will receive final approval from the U.S. Food and Drug Administration and equivalent foreign regulatory agencies and for which indications; whether vilazodone, Stedivaze or any of the Company’s other therapeutic products will be successfully marketed if approved; the strength of the Company’s intellectual property rights; competition from pharmaceutical and biotechnology; general economic conditions; and those risks identified and discussed by the Company in its filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements that speak only as of the date hereof. The Company does not undertake any obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in the Company’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K for the fiscal year ended March 31, 2010, Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010, and Current Reports on Form 8-K filed from time to time by the Company.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

2.1†	Asset Purchase Agreement, dated as of November 29, 2010, by and among PGxHealth, LLC, Clinical Data, Inc. and Transgenomic, Inc.

†	Confidential treatment has been requested with respect to certain portions of this exhibit. This exhibit omits the information subject to this confidentiality request. Omitted portions have been filed separately with the SEC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clinical Data, Inc.
By:	/s/ Caesar J. Belbel
Caesar J. Belbel
Executive Vice President, Chief Legal Officer and Secretary

DATE: December 3, 2010

EXHIBIT INDEX

Exhibit No.	Description
2.1†	Asset Purchase Agreement, dated as of November 29, 2010, by and among PGxHealth, LLC, Clinical Data, Inc. and Transgenomic, Inc.

†	Confidential treatment has been requested with respect to certain portions of this exhibit. This exhibit omits the information subject to this confidentiality request. Omitted portions have been filed separately with the SEC.